UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2016 (April 13, 2016)

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

225 Liberty Street, 29th Floor

New York, New York 10281

(Address of principal executive offices, including zip code)

(800) 735-3362

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Definitive Material Agreement

2016 March Extension Amendment and Joinder with Respect to Credit Agreement

On April 13, 2016, First Data Corporation (the “Company”) entered into a 2016 March Extension Amendment and Joinder (the “Extension Amendment and Joinder”) relating to its Credit Agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007, as further amended as of August 10, 2010, March 24, 2011, March 13, 2012 and August 16, 2012, as modified as of September 27, 2012 and February 13, 2013, as further amended as of April 10, 2013, April 15, 2013, January 30, 2014, July 18, 2014 and June 2, 2015 and as further modified as of July 10, 2015 and November 24, 2015, respectively, among the Company, the several lenders from time to time parties thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

Pursuant to the Extension Amendment and Joinder, the Company extended the maturity of approximately $2,631 million of its existing U.S. dollar denominated term loans maturing on March 24, 2018 from March 24, 2018 to March 24, 2021 (the “2021B Extended Dollar Term Loans”).  The interest rate applicable to the 2021B Extended Dollar Term Loans is a rate equal to, at the Company’s option, either (a) LIBOR plus 400 basis points or (b) a base rate plus 300 basis points.

Pursuant to the Extension Amendment and Joinder, the Company incurred an aggregate principal amount of approximately $1,083 million in new U.S. dollar denominated term loans maturing on March 24, 2021 (the “2021B New Dollar Term Loans”).  The interest rate applicable to the 2021B New Dollar Term Loans is a rate equal to, at the Company’s option, either (a) LIBOR plus 400 basis points or (b) a base rate plus 300 basis points.  The Company used the proceeds from the incurrence of the 2021B New Dollar Term Loans to repay the portion of its existing U.S. dollar denominated term loans maturing on March 24, 2018 that were not converted into 2021B Extended Dollar Term Loans.

The foregoing description of the Extension Amendment and Joinder does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Extension Amendment and Joinder, which is filed as Exhibit 4.1 hereto.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01                   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

4.1

2016 March Extension Amendment and Joinder, dated as of April 13, 2016, among the Company, certain of its subsidiaries, the lender party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent

Exhibit A — Marked Pages of the Conformed Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: April 19, 2016	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary